Exhibit 10.38

[English Transalation]

EQUITY INTEREST PLEDGE AGREEMENT

This Equity Interest Pledge Agreement (this “Agreement”) is entered into in Beijing, the People’s Republic of China (the “PRC” or “China”) on June 20, 2017 by and among:

Party A:	Qufenqi (Ganzhou) Information Technology Co., Ltd., a wholly foreign-owned limited liability company established and existing under the laws of the PRC, with its registered address at Room 402, Building B6, Ganzhou International Enterprise Center, West Side of Huajian North Road and North Side of Xiangjiang Avenue, Ganzhou Economic Development Zone, Ganzhou City, Jiangxi Province (the “Pledgee”).

Party B:	Min Luo, a PRC citizen, with his identity card number of 362527198302280018 (the “Pledger”).

Party C:	Xiamen Qudian Technology Co., Ltd., a limited liability company established and existing under the laws of the PRC, with its registered address at E 1st, third unit, building D, Xiamen international shipping center, No.97 Xiangyu Road, China (Fujian) Pilot Free Trade Zone, Xiamen.

In this Agreement, the Pledgee, the Pledger and Party C may be hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS:

1.	Party C is a limited liability company registered in Xiamen, Fujian Province, the PRC. The Pledger is the shareholder of Party C, and the total amount of his capital contribution is RMB 10,000,000. Party C acknowledges the respective rights and obligations of the Pledger and the Pledgee hereunder and agrees to provide any necessary assistance to register the Pledge Right.

2.	The Pledgee is a wholly foreign-owned enterprise registered in Ganzhou, Jiangxi Province, the PRC. The Pledgee and Party C entered into the Exclusive Business Cooperation Agreement on June 20, 2017 (the “Exclusive Business Cooperation Agreement”), the Pledgee, the Pledger and Party C entered into the Exclusive Call Option Agreement on June 20, 2017 (the “Exclusive Call Option Agreement”), and the Pledger executed the Power of Attorney Agreement to authorize the Pledgee on June 20, 2017 (the “Power of Attorney Agreement”; together with the Exclusive Business Cooperation Agreement, the Exclusive Call Option Agreement and this Agreement, the “Control Agreements”).

3.	To guarantee the collection by the Pledgee from Party C of all amounts due and payable by Party C, including, without limitation, consulting and service fees, and guarantee the performance by Party C and the Pledger of other obligations under the Exclusive Business Cooperation Agreement, the Exclusive Call Option Agreement, the Power of Attorney Agreement and this Agreement, the Pledger pledge all of his Equity Interest in Party C as security for the obligations under the Exclusive Business Cooperation Agreement, the Exclusive Call Option Agreement, the Power of attorney agreement and this Agreement.

Equity Interest Pledge Agreement

NOW, THEREFORE, through mutual consultation, the Parties agree as follows:

1.	Definitions

Unless otherwise provided by this Agreement, the following terms shall have the following meanings:

1.1	“Pledge Right” means the security interest granted by the Pledger to the Pledgee in accordance with Article 2 hereof, i.e. the right of the Pledgee to be repaid in priority out of the proceeds from the conversion, auction or sale of the Equity Interest.

1.2	“Equity” or “Equity Interest” means all equity interest in Party C lawfully held now and acquired hereafter by the Pledger as set forth in Article 2.1 hereof.

1.3	“Pledge Term” means the term set forth in Article 3 hereof.

1.4	“Contractual Obligations” shall mean all obligations of the Pledger and Party C under the Exclusive Business Cooperation Agreement, the Exclusive Call Option Agreement, the Power of attorney agreement and this Agreement (including, without limitation, the obligation to pay consulting and service fees to the Pledgee when they fall due and payable (whether on the specified due date, by early repayment or otherwise) in accordance with the Exclusive Business Cooperation Agreement).

1.5	“Secured Indebtedness” shall mean all direct, indirect and consequential losses and loss of foreseeable profits suffered by the Pledgee due to any Event of Default of the Pledger and/or Party C. The basis for the amounts of such losses includes, but is not limited to, reasonable business plans and profit forecasts of the Pledgee, and all costs incurred by the Pledgee in connection with its enforcement of the Contractual Obligations against the Pledger and/or Party C.

1.6	“Event of Default” means any of the circumstances set forth in Article 7 hereof.

1.7	“Notice of Default” means the notice given by the Pledgee in accordance with this Agreement to declare an Event of Default.

2.	Pledge Right

2.1	As security for the prompt and full performance of the Contractual Obligations and the repayment of the Secured Indebtedness by the Pledger and Party C, the Pledger hereby pledge his Equity Interest in Party C (including the registered capital of (amount of capital contribution to) Party C currently owned by the Pledger and all Equity Interest relating thereto, and other registered capital of (amount of capital contribution to) Party C likely to be acquired by the Pledger hereafter and all Equity Interest relating thereto) (“Equity” or “Equity Interest”) to the Pledgee by means of first priority pledge. As of the date hereof, the Equity Interest used by Party B for pledge is 100% Equity Interest in Party C held by Party B, representing 100% of the registered capital of Party C, i.e. RMB 10,000,000.

2.2	The Parties understand and agree that the monetary valuation arising from or relating to the Secured Indebtedness shall be a variable and floating valuation until the Settlement Date (as defined below).

Equity Interest Pledge Agreement

2.3	If any of the following events (each an “Event of Settlement”) occurs, the value of the Secured Indebtedness shall be determined based on the total amount of the Secured Indebtedness that are due, outstanding and payable to the Pledgee immediately prior to or on the date of occurrence of the Event of Settlement (the “Determined Indebtedness”):

(a)	any other Control Agreement is terminated in accordance with its relevant provisions;

(b)	the Event of Default set forth in Article 7 hereof occurs and fails to be resolved, as a result of which the Pledgee gives a Notice of Default to the relevant Pledger in accordance with Article 7.3;

(c)	upon due inquiry, the Pledgee reasonably determines that the Pledger and/or Party C is insolvent or could potentially be made insolvent; or

(d)	any other event that requires the determination of the Secured Indebtedness in accordance with relevant laws of the PRC.

2.4	For the avoidance of doubt, the date on which an Event of Settlement occurs shall be the settlement date (the “Settlement Date”). The Pledgee shall have the right, at its option, to realize the Pledge Right in accordance with Article 8 on or after the Settlement Date.

2.5	During the Pledge Term, the Pledgee shall have the right to receive dividends or bonuses with respect to the Equity Interest. The Pledger may receive dividends or bonuses with respect to the Equity Interest only with the prior written consent of the Pledgee. After the deduction of individual income tax payable by the Pledger, dividends or bonuses received by the Pledger with respect to the Equity Interest shall be, as requested by the Pledgee, (1) deposited into an account designated by the Pledgee, placed under the custody of the Pledgee, used to provide security for the Contractual Obligations and first applied towards the satisfaction of the Secured Indebtedness; or (2) unconditionally donated to the Pledgee or the person designated by the Pledgee subject to the laws of the PRC.

2.6	The Pledger may increase the capital of Party C only with the prior written consent of the Pledgee. Any increase in the capital contributed by the Pledger to the registered capital of Party C as a result of any capital increase shall also be deemed as the Equity Interest pledged hereunder.

2.7	If Party C is required to be dissolved or liquidated in accordance with the mandatory provisions of the laws of the PRC, after Party C completes dissolution or liquidation procedures in accordance with law, any interests distributed to the Pledger by Party C in accordance with law shall be, as requested by the Pledgee, (1) deposited into an account designated by the Pledgee, placed under the custody of the Pledgee, used to provide security for the Contractual Obligations and first applied towards the satisfaction of the Secured Indebtedness; or (2) unconditionally donated to the Pledgee or the person designated by the Pledgee subject to the laws of the PRC.

Equity Interest Pledge Agreement

3.	Pledge Term

3.1	The Pledge Right shall become effective as of the date on which it is registered with the administrative authority for industry and commerce (the “Registration Authority”) in the locality of Party C, and the term of the Pledge Right (the “Pledge Term”) shall terminate until the Contractual Obligations and the Secured Indebtedness, for which the Pledge Right provides security, have been fully performed or repaid. The Parties agree that after the execution of this Agreement, the Pledger and Party A shall promptly submit an application for the creation and registration of Equity pledge to the Registration Authority in accordance with the Measures for the Registration of Equity Pledge with the Administrative Authorities for Industry and Commerce. The Parties further agree to complete all Equity pledge registration formalities and obtain the registration notice issued by the Registration Authority within fifteen (15) days from the date on which the Registration Authority formally accepts the application for registration of Equity pledge. The Parties jointly acknowledge that, for the purpose of completing Equity pledge registration formalities, the Parties shall submit this Agreement or an Equity pledge contract which is executed in the form requested by the administrative authority for industry and commerce in the locality of Party C and truly reflects the information regarding the Pledge Right hereunder (the “Pledge Contract for Industrial and Commercial Registration”) to the administrative authority for industry and commerce. This Agreement shall apply to the matters not mentioned in the Pledge Contract for Industrial and Commercial Registration. The Pledger and Party C shall submit all necessary documents and complete all necessary formalities in accordance with the laws and regulations of the PRC and various requirements of the competent administrative authority for industry and commerce to ensure the Pledge Right is registered as soon as practicable after the submission of application.

3.2	During the Pledge Term, if Party C fails to perform the Contractual Obligations or repay the Secured Indebtedness in accordance with provisions, the Pledgee shall have the right, but not the obligation, to dispose of the Pledge Right in accordance with this Agreement.

4.	Custody of Equity Records subject to the Pledge Right

4.1	During the Pledge Term set forth herein, the Pledger shall deliver the original investment certificate and the original shareholder register recording the Pledge Right (and other documents reasonably requested by the Pledgee, including, without limitation, the Pledge Right registration notice issued by the administrative authority for industry and commerce) to the Pledgee for custody within one week from the date on which the Pledge Right is registered and created. The Pledgee shall keep custody of such documents during the entire Pledge Term set forth herein.

5.	Representations and Warranties of the Pledger and Party C

The Pledger represent and warrant to the Pledgee as follows:

5.1	The Pledger is the sole legal and beneficial owners of the Equity Interest and shall have lawful, good and full ownership of the Equity Interest, unless subject to the agreements otherwise entered into by the Pledger and the Pledgee.

5.2	The Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with this Agreement.

Equity Interest Pledge Agreement

5.3	Except for the Pledge Right, the Pledger has created no security interest or other encumbrance on the Equity Interest, there is no dispute with respect to the ownership of the Equity Interest, the Equity Interest is not subject to attachment or other legal proceedings, and no similar action is threatened. The Equity Interest may be used for pledge and transfer in accordance with applicable laws.

5.4	The Pledger’ execution of this Agreement and exercise of his rights hereunder or performance of his obligations hereunder will not violate any laws or regulations, any agreements or contracts to which the Pledger is a party, or any covenants made by the Pledger to any third party.

5.5	All documents, information, statements and certificates provided by the Pledger to the Pledgee are accurate, true, complete and valid.

Party C represents and warrants to the Pledgee as follows:

5.6	Party C is a limited liability company registered, incorporated and lawfully existing under the laws of the PRC with independent legal person status; it has full and independent legal status and capacity to execute, deliver and perform this Agreement.

5.7	Upon due execution by Party C, this Agreement constitutes its legal, valid and binding obligations.

5.8	Party C has full internal right and authority to execute and deliver this Agreement and all other documents relating to the transactions contemplated hereby, and has full right and authority to consummate the transactions contemplated hereby.

5.9	There is no material security interest or other encumbrance (including, without limitation, transfer of any intellectual property of Party C or any assets of Party C with value of more than RMB100,000, or encumbrance on any property right or use right of such assets) on the assets owned by Party C, which may affect the rights and interests of the Pledgee in the Equity Interest.

5.10	There are no pending or, to the knowledge of Party C, threatened litigation, arbitration or other legal proceedings before any court or arbitral tribunal with respect to the Equity Interest, Party C or its assets, nor are there pending or, to the knowledge of Party C, threatened administrative procedures or penalty before any governmental or administrative authority with respect to the Equity Interest, Party C or its assets, which will have material or adverse effect on the economic condition of Party C or the Pledger’ ability to perform his obligations and guarantee liability hereunder.

5.11	Party C hereby agrees to bear joint and several liability to the Pledgee for the representations and warranties made by the Pledger hereunder.

5.12	Party C hereby warrants to the Pledgee that the foregoing representations and warranties will remain true and correct and be fully complied with under any circumstances at any time prior to full performance of the Contractual Obligations or full satisfaction of the Secured Indebtedness.

Equity Interest Pledge Agreement

6.	Covenants and Further Agreements of the Pledger and Party C

The Pledger covenant and further agree as follows:

6.1	During the validity term hereof, the Pledger hereby covenant to the Pledgee that:

6.1.1	except for the performance of the Exclusive Call Option Agreement entered into by the Pledger, the Pledgee and Party C on June 20, 2017, without the prior written consent of the Pledgee, the Pledger shall not transfer, or agree to others’ transfer of, all or any part of the Equity Interest, create or permit to be created any security interest or other encumbrance which may affect the rights and interests of the Pledgee in the Equity Interest;

6.1.2	the Pledger shall comply with all laws and regulations applicable to the pledge of rights, show any notice, order or recommendation issued or prepared by relevant competent authorities (or any other relevant authority) in connection with the Pledge Right to the Pledgee within 5 days after the receipt of the same, and observe such notice, order or recommendation or make objections and statements with respect to such matters as reasonably requested by the Pledgee or upon approval of the Pledgee;

6.1.3	the Pledger shall promptly notify the Pledgee of any event or notice received by the Pledger which may have effect on the Pledgee’s rights in the Equity Interest or any part thereof, together with any event or notice received by the Pledger which may have effect on any warranty and other obligations of the Pledger arising out of this Agreement.

6.2	The Pledger agrees that the Pledge Right acquired by the Pledgee in accordance with this Agreement shall not be suspended or prejudiced by the Pledger or any of his successors or representatives or any other person through legal proceedings.

6.3	To protect or perfect the security interest granted hereunder, the Pledger hereby covenants to execute in good faith and cause other parties who have interest in the Pledge Right to execute all certificates, agreements, deeds and/or covenants requested by the Pledgee. The Pledger also covenants to do and cause other parties who have interest in the Pledge Right to do acts requested by the Pledgee, facilitate the exercise by the Pledgee of the rights and authority granted to it by this Agreement, and enter into all relevant documents regarding the ownership of the Equity Interest with the Pledgee or its designees (natural persons/legal persons). The Pledger covenants to provide the Pledgee with all notices, orders and decisions requested by the Pledgee in connection with the Pledge Right during a reasonable period.

6.4	The Pledger hereby covenants to the Pledgee that they will comply with and perform all warranties, covenants, agreements, representations and conditions hereunder. In the event of failure to perform or partial performance of his warranties, covenants, agreements, representations and conditions, the Pledger shall indemnify the Pledgee for all losses caused thereby.

6.5	If any compulsory measures are imposed on the Equity Interest pledged hereunder by court or other governmental authorities due to any reason, the Pledger shall use all endeavors, including, without limitation, provision of other warranties to the court or adoption of other measures, to release such compulsory measures taken by court or other authorities with respect to the Equity Interest.

Equity Interest Pledge Agreement

6.6	If any possible decrease in the value of the Equity Interest is enough to prejudice the rights of the Pledgee, the Pledgee may request the Pledger to provide additional mortgage or security; if the Pledger fail to provide the same, the Pledgee may auction or sell the Equity Interest at any time and use the proceeds from such auction or sale for early satisfaction of the Secured Indebtedness or deposit; any costs arising therefrom shall be fully borne by the Pledger.

6.7	Without the prior written consent of the Pledgee, the Pledger and/or Party C shall not (or assist others to) increase, decrease or transfer the registered capital of Party C (or amount of capital contribution to Party C) or create any encumbrance thereon (including the Equity Interest). Subject to the foregoing, the Equity Interest in Party C registered and acquired by the Pledger after the date hereof shall be referred to as the “Additional Equity.” Immediately after the Pledger acquire the Additional Equity, the Pledger and Party C shall enter into a supplementary Equity pledge agreement with the Pledgee with respect to the Additional Equity, cause the board of directors and the shareholders’ meeting of Party C to approve such supplementary Equity pledge agreement and deliver to the Pledgee all documents required by the supplementary Equity pledge agreement, including, without limitation, (a) the original investment certificate issued by Party C in connection with the Additional Equity; and (b) a certified copy of the capital verification report on the Additional Equity issued by a certified public accountant of the PRC. The Pledger and Party C shall create and register the pledge of the Additional Equity in accordance with Article 3.1 hereof.

6.8	Unless the Pledgee gives prior written instructions to the contrary, the Pledger and/or Party C agrees that if all or any part of the shares are transferred (split or inherited) between the Pledger and any third Party (the “Share Transferee”) in violation of this Agreement, the Pledger and/or Party C shall ensure that the Share Transferee shall unconditionally acknowledge the Pledge Right and complete necessary pledge change registration formalities (including, without limitation, execution of relevant documents) to procure the existence of the Pledge Right.

6.9	If the Pledgee provides any loan to Party C, the Pledger and/or Party C agrees to pledge the Equity Interest to grant the Pledge Right to the Pledgee so as to provide security for such further loan and complete relevant formalities as soon as practicable in accordance with requirements of laws, regulations or local practices (if any), including, without limitation, execution of relevant documents and completion of relevant pledge creation (or change) registration formalities.

Party C covenants and further agrees as follows:

6.10	If the execution and performance of this Agreement and the Equity pledge hereunder require consent, permit, waiver or authorization of any third party or approval, permit or exemption of any governmental authority or completion of registration or filing formalities with any governmental authority (if required by law), Party C will endeavor to assist in obtaining and keeping them fully valid during the validity term hereof.

6.11	Without the prior written consent of the Pledgee, Party C shall not assist or permit the Pledger to create any new pledge or grant any other security interest on the Equity Interest, nor shall it assist or permit the Pledger to transfer the Equity Interest.

Equity Interest Pledge Agreement

6.12	Party C agrees that it and the Pledger shall jointly and strictly comply with the obligations under Articles 6.7, 6.8 and 6.9 hereof.

6.13	Without the prior written consent of the Pledgee, Party C shall not transfer its assets, create or permit to be created any security interest or other encumbrance (including, without limitation, transfer of any intellectual property of Party C or any assets of Party C with value of more than RMB100,000, or encumbrance on any property right or use right of such assets) on its assets which may affect the rights and interests of the Pledgee in the Equity Interest.

6.14	If there is any lawsuit, arbitration or other claims likely to have adverse effect on Party C, the Equity Interest or the interests of the Pledgee under the Control Agreements, Party C warrants that it will notify the Pledgee in writing as soon as possible without delay and take all necessary measures as reasonably requested by the Pledgee to ensure the Pledgee’s pledge interests in the Equity Interest.

6.15	Party C will not do or permit to be done any act or action likely to have adverse effect on the interests of the Pledgee under the Control Agreements or the Equity Interest.

6.16	During the first month of each calendar quarter, Party C will provide the Pledgee with the financial statements of Party C for the preceding calendar quarter, including, without limitation, balance sheet, income statement and cash flow statement.

6.17	Party C warrants that it will take all necessary measures and execute all necessary documents as reasonably requested by the Pledgee to ensure the Pledgee’s pledge interests in the Equity Interest together with the exercise and realization by the Pledgee of such interests.

6.18	If the exercise of the Pledge Right hereunder results in the transfer of any Equity Interest, Party C warrants that it will take all measures to complete such transfer.

6.19	Party B shall ensure and cause the other shareholders of Party C to ensure that Party C will complete the operation term extension registration formalities within three (3) months prior to the expiration of its operation term so that the validity of this Agreement shall be maintained.

7.	Events of Default

7.1	The following circumstances shall be deemed as Events of Default:

7.1.1	Party C fails to fully pay consulting and service fees payable under the Exclusive Business Cooperation Agreement or fails to repay loan or violates any obligations of Party C under the Control Agreements;

7.1.2	any representation or warranty made by the Pledger in Article 5 hereof contains material misrepresentations or errors, and/or the Pledger violate any warranty contained in Article 5 hereof;

7.1.3	the Pledger and Party C fail to complete Equity pledge registration with the Registration Authority in accordance with Article 3.1;

7.1.4	the Pledger and Party C violate any provision of this Agreement;

Equity Interest Pledge Agreement

7.1.5	unless specified by Article 6.1.1, the Pledger transfers or intend to transfer or waive the pledged Equity or convey the pledged Equity without the written consent of the Pledgee;

7.1.6	loans, warranties, damages, covenants or other debts and liabilities owed by the Pledger to any third party (1) are required to be early repaid or performed due to breach by the Pledger; or (2) have become due but cannot be repaid or performed on schedule;

7.1.7	any approval, license, permit or authorization of the governmental authority that makes this Agreement enforceable, legal and valid is revoked, suspended, invalid or materially changed;

7.1.8	the promulgation of applicable laws makes this Agreement illegal or the Pledger unable to continue the performance of his obligations hereunder;

7.1.9	adverse change in the property owned by the Pledger causes the Pledgee to determine that the ability of the Pledger to perform his obligations hereunder has been affected;

7.1.10	the successor or trustee of Party C can only perform the payment liability in part or refuses to perform the payment liability under the Exclusive Business Cooperation Agreement; and

7.1.11	any other circumstance under which the Pledgee cannot or may be unable to exercise the Pledge Right, including, without limitation, the circumstances under which the Pledger is dead or lose civil capacity.

7.2	Upon knowledge or discovery of any circumstance set forth in Article 7.1 or the occurrence of any event that may lead to such circumstance, the Pledger shall promptly notify the Pledgee in writing accordingly.

7.3	Unless the Events of Default set forth in Article 7.1 have been successfully resolved to the satisfaction of the Pledgee within thirty (30) days after the date of notice from the Pledgee, the Pledgee may give a Notice of Default to the Pledger when an Event of Default occurs or at any time after the occurrence of an Event of Default, requesting the Pledger to promptly pay all outstanding amounts due and payable under the Control Agreements and all other amounts due and payable to the Pledgee and/or repay loan and/or dispose of the Pledge Right in accordance with Article 8 hereof.

8.	Exercise of the Pledge Right

8.1	Without the written consent of the Pledgee, the Pledger shall not transfer his Equity Interest in Party C.

8.2	When the Pledgee exercises the Pledge Right, it may give a Notice of Default to the Pledger.

8.3	Subject to the provisions of Article 7.3, the Pledgee may exercise the right to enforce the Pledge Right when it gives a Notice of Default or at any time after it gives a Notice of Default in accordance with Article 7.2. Once the Pledgee elects to enforce the Pledge Right, the Pledger shall have no rights or interests in the Equity Interest.

Equity Interest Pledge Agreement

8.4	In the event of default, to the extent permitted, and in accordance with applicable laws, the Pledgee shall have the right to dispose of the pledged Equity and exercise all of its remedies and rights for breach of contract in accordance with law, including, without limitation, the right to be repaid in priority out of the proceeds from the conversion, auction or sale of the pledged Equity. After all proceeds received by the Pledgee from the exercise of the Pledge Right are used to satisfy the Secured Indebtedness, any remaining amount shall be paid to the Pledger or the persons entitled to it (without any interest accrued thereon). The Pledgee shall not be liable for any loss caused by its reasonable exercise of its remedies and rights for breach of contract. The Pledgee shall have the right, at its option, to exercise any of its remedies for breach of contract simultaneously or successively. The Pledgee shall not be required to exercise other remedies for breach of contract before its exercise of the right to be repaid in priority out of the proceeds from the conversion, auction or sale of the pledged Equity hereunder.

8.5	When the Pledgee disposes of the Pledge Right in accordance with this Agreement, the Pledger and Party C shall provide necessary assistance so that the Pledgee can enforce the Pledge Right in accordance with this Agreement.

8.6	All out-of-pocket expenses, taxes and all legal costs relating to the creation of the Equity pledge and the realization of the Pledgee’s rights hereunder shall be borne by the Pledger, except for those borne by the Pledgee in accordance with laws. The Pledgee shall have the right to fully deduct reasonable costs incurred by it in connection with its exercise of any or all of its foregoing rights and powers from the proceeds obtained as a result of its exercise of such rights and powers.

8.7	The Parties acknowledge that the Investor Shareholders shall be liable only for their own breach of contract and shall bear no joint and several liability for breach by any other Party hereto.

9.	Assignment

9.1	Without the prior written consent of the Pledgee, the Pledger shall have no right to assign or delegate his rights and obligations hereunder.

9.2	This Agreement shall be binding upon the Pledger and his successors and permitted assignees and shall be valid with respect to the Pledgee and each of its successors and assignees.

9.3	At any time, the Pledgee may assign any and all of its rights and obligations under the Exclusive Business Cooperation Agreement to its designees (natural persons/legal persons), in which case the assignees shall have the rights and obligations of the Pledgee hereunder, as if they were the original Parties hereto. When the Pledgee assigns its rights and obligations under the Exclusive Business Cooperation Agreement, upon request by the Pledgee, the Pledger shall execute relevant agreements or other documents in connection with such assignment.

9.4	In the event of change of the Pledgee due to assignment, upon request by the Pledgee, the Pledger shall enter into a new pledge contract with the new Pledgee on the same terms and conditions as those of this Agreement.

Equity Interest Pledge Agreement

9.5	The Pledger shall strictly comply with the provisions of this Agreement and other contracts jointly or severally executed by the Parties hereto or any of them, including the Exclusive Call Option Agreement and the Power of attorney agreement to authorize the Pledgee, perform the obligations hereunder and thereunder and refrain from any act/omission that may affect the validity and enforceability hereof and thereof. The Pledger shall not exercise any remaining rights in the Equity Interest pledged hereunder unless in accordance with the written instructions given by the Pledgee.

10.	Termination

After the Exclusive Business Cooperation Agreement has been fully performed, the consulting and service fees thereunder have been fully paid and the obligations of Party C under the other Control Agreements have been terminated, this Agreement shall terminate and the Pledgee shall cancel or terminate this Agreement as soon as reasonably practicable.

Unless otherwise provided by laws, in no event shall the Pledger or Party C have the right to terminate or rescind this Agreement.

11.	Handling Fee and Other Expenses

All fees and out-of-pocket expenses relating to this Agreement, including, without limitation, attorneys’ fee, costs of production, stamp duty and any other tax and fee, shall be borne by Party C. If the Pledgee is required to bear relevant taxes and fees by applicable laws, the Pledger shall cause Party C to fully reimburse all taxes and fees already paid by the Pledgee.

12.	Confidentiality Liability

The Parties acknowledge that any oral or written information exchanged in connection with this Agreement shall be considered as confidential information. Each Party shall keep all such information confidential and shall not disclose any relevant information to any third party without the written consent of the other Parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s disclosure to the public); (b) is required to be disclosed in accordance with applicable laws or rules or provisions of any stock exchange; or (c) is required to be disclosed by any Party to its legal counsels or financial advisors in connection with the transactions contemplated hereby, provided, however, that such legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this article. If the staff or agencies engaged by any Party disclose any confidential information, such Party shall be deemed to have disclosed such confidential information and shall bear legal liability for breach of this Agreement. This article shall survive the termination of this Agreement for any reason.

13.	Governing Law and Dispute Resolution

13.1	The execution, effectiveness, interpretation and performance of this Agreement and resolution of disputes arising hereunder shall be governed by officially promulgated and publicly available laws of the PRC. Any matters not covered by officially promulgated and publicly available laws of the PRC shall be governed by international legal principles and practices.

Equity Interest Pledge Agreement

13.2	Any dispute arising from the interpretation and performance of the provisions of this Agreement shall be resolved by the Parties through consultation in good faith. If the Parties fail to agree upon the resolution of a dispute within 30 days after any Party requests to resolve such dispute through consultation, any Party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with the Commission’s arbitration rules then in effect. The arbitration shall be held in Beijing and conducted in the Chinese language. The arbitral award shall be final and binding upon the Parties.

13.3	In the event of any dispute arising out of the interpretation and performance of this Agreement or during the pending arbitration of any dispute, except for the matters in dispute, the Parties hereto shall continue to exercise their respective rights hereunder and perform their respective obligations hereunder.

14.	Notices

14.1	All notices and other communications required or permitted to be given in accordance with this Agreement shall be personally delivered or sent by registered mail, postage prepaid, commercial courier service or facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which such notices shall be deemed to have been effectively given shall be determined as follows:

14.1.1	Notices given by personal delivery, courier service or registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the mailing address specified for notices.

14.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

14.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:

Qufenqi (Ganzhou) Information Technology Co., Ltd.

Address:      Qudian Group, 15/F, Tsinghua Design Mansion, 222 Huizhong Beili, Chaoyang District, Beijing

Attention:    Min Luo

Telephone:  86-1851-0412-085

Party B:

Min Luo

Address:      Qudian Group, 15/F, Tsinghua Design Mansion, 222 Huizhong Beili, Chaoyang District, Beijing

Attention:    Min Luo

Telephone:  86-1851-0412-085

Equity Interest Pledge Agreement

Party C:

Xiamen Qudian Technology Co., Ltd.

Address:      Qudian Group, 15/F, Tsinghua Design Mansion, 222 Huizhong Beili, Chaoyang District, Beijing

Attention:    Min Luo

Telephone:  86-1851-0412-085

14.3	Any Party may change its mailing address for notices at any time by giving a notice to the other Parties in accordance with this article.

15.	Severability

If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect in accordance with any law or regulation, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or prejudiced in any respect. The Parties shall strive through consultation in good faith to replace such invalid, illegal or unenforceable provisions with valid provisions to the greatest extent permitted by laws and expected by the Parties, and the economic effect of such valid provisions shall be as close as possible to the economic effect of such invalid, illegal or unenforceable provisions.

16.	Appendix

The appendix hereto shall constitute an integral part of this Agreement.

17.	Effectiveness

17.1	Any amendment, modification and supplement to this Agreement shall be made in writing and become effective after the Parties affix their signatures or seals and complete governmental registration procedures, if applicable.

17.2	This Agreement is made in four (4) counterparts. The Pledger, the Pledgee and Party C shall hold one (1) copy. One (1) copy shall be submitted to the Registration Authority. Each copy of this Agreement shall have the same effect.

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Equity Interest Pledge Agreement

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first written above.

Party A: Qufenqi (Ganzhou) Information Technology Co., Ltd. (Affix company seal)

(Seal)

By:	/s/ Min Luo
Name:

Equity Interest Pledge Agreement - Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first written above.

Party B: Min Luo

By:	/s/ Min Luo
Name: Min Luo

Equity Interest Pledge Agreement - Signature Page

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first written above.

Party C: Xiamen Qudian Technology Co., Ltd. (Affix company seal)

(Seal)

By:	/s/ Min Luo
Name: Min Luo

Equity Interest Pledge Agreement - Signature Page

Appendix I

Shareholder Register

of

Xiamen Qudian Technology Co., Ltd.

Name/ Designation of the Shareholder	Registered Address / Address	Subscribed Capital (RMB ten thousand)	Shareholding Percentage
Min Luo	43 East Tujia Road, South Gate of the Suburbs, Fenggang Town, Yihuang County, Fuzhou City, Jiangxi Province	1000	100%
Total		1000	100%

Equity interest pledge Contract – Appendix I